                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
Gartner, Inc.:

         We consent to the incorporation by reference in the registration statement (No. 333-76711) on Form S-3 and the registration statements (No. 33-67576, No. 33-85926, No. 33-92486, No. 333-35169, No. 333-42587, No.
333-77015, No. 333-77013, No. 333-30546, No. 333-97557 and No. 333-91256) on
Form S-8 of Gartner, Inc. of our report dated October 29, 2002, with respect to the consolidated balance sheets of Gartner, Inc. and subsidiaries as of September 30, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity (deficit) and comprehensive income (loss) and cash flows for each of the years in the three-year period ended September 30, 2002, and the related consolidated financial statement schedule, which reports appear in the September 30, 2002 Annual Report on Form 10-K of Gartner, Inc.

Our report contains an explanatory paragraph indicating that the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" in the year ended September 30, 2002.





                                                              /s/ KPMG LLP
New York, New York
December 27, 2002



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



INDEPENDENT AUDITORS' REPORT ON CONSOLIDATED FINANCIAL STATEMENT SCHEDULE



The Board of Directors and Stockholders
Gartner, Inc.:


Under date of October 29, 2002, we reported on the consolidated balance sheets of Gartner, Inc. and subsidiaries as of September 30, 2002 and 2001, and the related consolidated statements of operations, stockholders' equity (deficit) and comprehensive income (loss) and cash flows for each of the years in the three-year period ended September 30, 2002, which are included in the September 30, 2002 Annual Report on Form 10-K. Our report contains an explanatory paragraph indicating that the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" in the year ended September 30, 2002. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related consolidated financial statement schedule of Valuation and Qualifying Accounts in the Form 10-K. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audits.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.




                                                  /s/ KPMG LLP

New York, New York
October 29, 2002




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



                                  GARTNER, INC.
                 SCHEDULE II - VALUATION AND QUALIFYING ACCOUNTS
                                 (in thousands)




                                                              As %
                                      Balance    Additions     of        Additions
                                        at      Charged to    year        Charged    Deductions   As % of    Deductions   Balance at
                                     Beginning  Costs and      End        to Other      from        year      for Sale      End of
                                     of Year     Expenses      Amt.       Accounts     Reserve    End Amt.   of Business     Year
                                    ----------  ----------  ----------   ----------  ----------  ----------  -----------  ----------
YEAR ENDED SEPTEMBER 30, 2000
Allowance for doubtful accounts
and returns and allowances .......  $    4,938  $    4,256          85%  $       46  $    4,237          85%  $       --  $    5,003
YEAR ENDED SEPTEMBER 30, 2001
Allowance for doubtful accounts
and returns and allowances .......  $    5,003  $    5,037          90%  $       --  $    4,440          79%  $       --  $    5,600
YEAR ENDED SEPTEMBER 30, 2002
Allowance for doubtful accounts
and returns and allowances .......  $    5,600  $    9,119         130%  $       --  $    7,719         110%  $       --  $    7,000


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